UNITED STATES

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

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Biocept, Inc.

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On May 4, 2020, Biocept, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on June 5, 2020.  A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020.  On May 21, 2020, the Company mailed a letter to certain of its stockholders related to Proposal 3 and Proposal 4 (the “May Letter”), which proposals are described in the Notice and Proxy Statement. A copy of the May Letter was filed with the SEC on May 21, 2020. On June 5, 2020 the Annual Meeting was adjourned prior to voting on Proposal 4 to allow additional time for voting. On June 10, 2020, the Company (i) mailed a letter to certain of its stockholders (the “June Letter”) and (ii) commenced disseminating an audio recording (the “Recording”) to certain of its stockholders by telephone, in each case related to Proposal 4, which proposal is described in the Notice and Proxy Statement. A copy of the June Letter and the script of the Recording were filed with the SEC on June 10, 2020. As announced during the Annual Meeting, the Annual Meeting was reconvened at 1:30 p.m. Pacific Time on July 1, 2020. On July 1, 2020 the Annual Meeting was again adjourned prior to voting on Proposal 4 to allow additional time for voting. As announced during the reconvened Annual Meeting, the Annual Meeting is to reconvene at 1:30 p.m. Pacific Time on July 31, 2020. On July 13, 2020, the Company mailed a postcard to certain of its stockholders related to Proposal 4 (the “July Postcard”), which proposal is described in the Notice and Proxy Statement. A copy of the July Postcard is set forth below.

Alliance Advisors 200 Broadacres Drive, 3rd Fl. Bloomfield, NJ 07003 This is an Important Message to Stockholders of Regarding the continuation of the 2020 Annual Meeting of Stockholders on July 31, 2020. Action is required.

Why you should support the reverse stock split: • The reverse stock split is intended to increase the per share trading price of Biocept’s common stock to satisfy the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq. • The board believes that maintaining Biocept’s Nasdaq listing may provide a broader market for our common stock. • The board believes that maintaining Biocept’s Nasdaq listing may help generate interest in Biocept among other investors. Your vote is important. Vote Now by calling 833-782-7147 and vote FOR the reverse stock split. Please don’t delay. Make the call today. Biocept, Inc. Stockholders: Your Vote Is Needed — Now! The Board of Directors recommends you vote FOR the amendment to Biocept’s Certificate of Incorporation to effect a reverse stock split of Biocept’s common stock at a ratio in the range of 1:5 to 1:30, as further described in Biocept’s Proxy Statement. The Amendment is supported by ISS and Glass Lewis.